UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2012

TEL-INSTRUMENT ELECTRONICS CORP.
(Exact name of registrant as specified in its charter)

New Jersey	001-31990	22-1441806
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

728 Garden Street
Carlstadt, New Jersey 07072
(Address of principal executive offices)

(201) 933-1600
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2012 (the “Closing Date”), Tel-Instrument Electronics Corp. (the “Company”), entered into a Subscription Agreement by and between the Company and a subscriber (the “Subscriber”), dated as of the Closing Date (the “Subscription Agreement”).  Pursuant to the terms of the Subscription Agreement, the Company sold, assigned, transferred and delivered to the Subscriber 149,534 shares of common stock, par value $0.10 per share (the “Common Stock”), in exchange for an aggregate purchase price of $500,000, at a price of approximately $3.35 per share.  Additionally, the Subscriber shall have the right to participate in any issuance by the Company of any warrants occurring less than six months after the Closing Date (other than an Exempt Issuance as defined below), related to any prospective equity or indebtedness transaction, or a combination thereof (a “Subsequent Financing”), in an amount that would allow the Subscriber to maintain its percentage of beneficial ownership of the then-outstanding shares of the Common Stock on a fully-diluted basis, on the same terms, conditions and price provided for in the Subsequent Financing. “Exempt Issuance” means the issuance of warrants in the ordinary course of the business to an existing lender that is not related to a subsequent financing.

The above description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by the full text of such document.  A copy of the Subscription Agreement is attached hereto as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 herein, which is incorporated by reference in this Item 3.02

These securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(2) of the Securities Act. The securities were exempt from registration under Section 4(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                      Description

10.1*	Subscription Agreement by and between the Company and a subscriber, dated as of November 8, 2012

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEL-INSTRUMENT ELECTRONICS CORP.

Date: November 20, 2012	By:	/s/ Jeffrey C. O’Hara
Name: Jeffrey C. O’Hara
Title: Chief Executive Officer